UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6149 SOUTH RAINBOW BOULEVARD
LAS VEGAS, NEVADA 89118
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, Mike Micone resigned from the Board of Directors (the “Board”) of Vestin Realty Mortgage I, Inc. (the “Company”) and the remaining directors, on March 5, 2009, appointed Robert J. Aalberts to fill the resulting vacancy.  Mr. Alalberts was a member of our Board from January 2006 until he resigned in January 2008.  Mr. Micone advised the Company that he resigned because his travel requirements have increased and his time no longer allows him the opportunity to serve on the Board.  There are no known disagreements between the Company and the resigning director on any matter relating to the Company’s operations, policies or practices.  Mr. Micone was a member of the Board’s Audit, Compensation and Nominating Committee’s at the time of his resignation.

On March 4, 2009, the Board determined that Mr. Alalberts is “independent” pursuant to the independence standards for directors set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and NASDAQ Rule 4200(a)(15).  On March 4, 2009, the Board constituted the following committees:

Audit Committee
Kenneth A Seltzer (Chairman)
Robert J. Aalberts
Daryl C. Idler, Jr.

Compensation Committee
Robert J. Aalberts (Chairman)
Kenneth A. Seltzer
Daryl C. Idler, Jr.

Nominating Committee
Daryl C. Idler, Jr. (Chairman)
Kenneth A. Seltzer
Robert J. Aalberts

The biography of the new member of the Board is as follows:

Robert J. Aalberts was a director of Vestin Group from April 1999 to December 2005, and was a member of our Board from January 2006 until he resigned in January 2008.  Since 1991, Professor Aalberts has held the Ernst Lied Professor of Legal Studies professorship in the College of Business at the University of Nevada, Las Vegas.  From 1984 to 1991, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana.  From 1982 through 1984, he served as an attorney for Gulf Oil Company.  Professor Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; including Real Estate Law (7th Ed. (2009) 6th Ed. (2006)) published by the Thomson/West Company.  He is also the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law.  Since 1992, Professor Aalberts has been the Editor-in-chief of the Real Estate Law Journal.  Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and received a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota.  He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

A copy of the press release regarding this development is furnished as Exhibit 99.1 to this report.
A copy of the written resignation letter from Mr. Micone is furnished as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
99.2	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: March 10, 2009	By	/s/ Rocio Revollo
Rocio Revollo
Chief Financial Officer